Exhibit 10.4
Description of Employment Arrangement with Robert Reeg
*Explanatory Note: The below description summarizes the employment arrangement between Mastercard International Incorporated (“Mastercard International”) and Robert Reeg, who is identified as a named executive officer in the 2017 Proxy Statement for Mastercard Incorporated (“Mastercard”). The description is consistent with both: (1) the disclosure in the proxy statement and (2) the descriptions of each of the Mastercard International Incorporated Severance Plan and the Mastercard International Incorporated Change in Control Plan set forth in Mastercard’s Current Report on Form 8-K filed with the SEC on July 31, 2009.
Title and Term
Robert Reeg served as President, Operations and Technology of Mastercard International until May 1, 2017. He is employed at-will and will remain with Mastercard until October 1, 2017.
Compensation
Mr. Reeg receives a base salary that is subject to adjustment based on an annual performance review by Mastercard’s Human Resources and Compensation Committee. Additionally, he is is eligible to participate in annual and/or long-term bonus or incentive plan(s) generally available to other executive officers, as well as other applicable Mastercard International employee compensation and benefit plans and programs, including the LTIP and SEAICP.
Events of Termination of Employment and Related Payments and Terms
Termination Events and Payments

<table>
<tr><th>Termination Event</th><th colspan="2">Components of Termination Payment</th></tr>
<tr><td>Death</td><td rowspan="5">➢ Base salary earned but not paid through date of termination
➢ Payment for all accrued but unused vacation time
➢ Additional benefits, if any and as applicable, under Mastercard plans or programs</td><td>• Target annual incentive bonus for year in which termination occurs (plus the target annual incentive bonus earned for the previous year, if not already paid)</td></tr>
<tr><td>Disability</td><td>• Target annual incentive bonus prorated for year of termination (plus the target annual incentive bonus earned for the previous year, if not already paid)</td></tr>
<tr><td>For Cause or Voluntary Resignation</td><td>• No additional payments</td></tr>
<tr><td>Without Cause or with Good Reason</td><td>• Annual incentive bonus prorated for year of termination based upon Mastercard's actual performance during the year in which termination occurs (subject to HRCC discretion) (plus the annual incentive bonus earned for the previous year, if not already paid)
• Base salary continuation for 18 months (the severance period) following termination (extendable by an additional six months at Mastercard's sole discretion)
• An amount equal to 1.5 times the annual incentive bonus paid to the executive for the year prior to termination, paid ratably over the severance period and in accordance with Mastercard's annual incentive bonus pay practices (or up to an amount equal to two times the bonus for the prior year, payable over 24 months at Mastercard's discretion)
• Payment of the monthly COBRA medical coverage premium for the applicable period (or, if shorter, the severance period) or, if the executive is eligible, the full cost of the Mastercard Retiree Health Plan during the severance period with retiree contribution levels applying thereafter
• Reasonable outplacement services for the shorter of the severance period or the period of unemployment</td></tr>
<tr><td>Mandatory Retirement</td><td>• Annual incentive bonus prorated for year of termination based upon Mastercard's actual performance during the year in which termination occurs (subject to HRCC discretion) (plus the annual incentive bonus earned for the previous year, if not already paid)</td></tr>
</table>

“Double Trigger” Change-in-Control Payments
If, within the six months preceding or two years following a Change-in-Control, Mr. Reeg terminates his employment with Mastercard International or its successor for Good Reason or is terminated without Cause, he will be entitled to the following:
Release of Claims
Mr. Reeg is required to enter into a separate agreement and release of claims against Mastercard International in order to receive payment for severance, Change-in-Control and other payments on account of termination other than for Cause, with Good Reason or for non-renewal.
Restrictive Covenants
Mr. Reeg is subject to Mastercard International’s standard restrictive covenants for executive employees, including non-disclosure, non-competition and non-solicitation obligations. In addition, he has signed separate non-compete agreements, including agreements in order to receive long-term incentive awards and specified severance and Change-in-Control payments as follows:
Definitions
Cause
Defined as (a) willful failure of the executive to perform duties or responsibilities (other than due to disability); (b) engaging in serious misconduct that is injurious to Mastercard, including, but not limited to, damage to its reputation or standing in the industry; (c) conviction of, or entering into a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach of any written covenant or agreement with Mastercard International not to disclose any information pertaining to Mastercard

International; or (e) the breach of our Code of Conduct, the Supplemental Code of Ethics, any material provision of the employment agreement or any material provision of other specified Mastercard or Mastercard International policies.
Notice of termination for cause must state the date of termination and identify the grounds upon which termination is based.
Good Reason
Defined as (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held; (b) a material reduction in annual base salary other than a 10% or less reduction, in the aggregate, over the term of employment; and (c) the relocation of the executive’s principal place of employment to a location more than 50 miles from his or her principal place of employment.
Change-in-Control
Defined as the occurrence of any of the following events (other than by means of a public offering of Mastercard’s equity securities):
(a) the acquisition by any person of beneficial ownership of more than 30% of the voting power of the then outstanding equity shares of Mastercard (the “Outstanding Registrant Voting Securities”), subject to specified exceptions
(b) a change in the composition of the Board that causes less than a majority of Mastercard’s directors then in office to be members of the Board, subject to specified exceptions
(c) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of Mastercard’s assets or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Registrant Voting Securities immediately prior to such Business Combination will beneficially own more than 50% of the then outstanding voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Registrant Voting Securities, (2) no person will beneficially own more than a majority of the voting power of the then outstanding voting securities of such entity except to the extent that such ownership of Mastercard existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination will have been members of the incumbent Mastercard Board at the time of the initial agreement, or an action of Mastercard’s Board, providing such Business Combination
(d) approval by Mastercard’s stockholders of a complete liquidation or dissolution of Mastercard.
Mandatory Retirement
The last day of the calendar year in which Mr. Reeg reaches the age of 65.